EX-33.1
(logo) Bank of America


Certification Regarding Compliance with Applicable Servicing Criteria

1. BANK OF AMERICA, N.A. is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ending December 31, 2008 (the "Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this report include domestic asset-backed securities transactions for which BANK OF AMERICA, N.A. acted as servicer involving residential mortgage loans, other than government sponsored entities, or transactions that do not have scheduled interest and/or scheduled principal remittance schedules as outlined in their respective transaction agreements, with the exception of certain non-registered transactions (the "Platform");

2. BANK OF AMERICA, N.A. has engaged certain vendors, which are not servicers as defined in Item 1101(j) of Regulation AB (the "Vendors"), to perform specific, limited or scripted activities, and BANK 0F AMERICA, N.A. elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors' activities as set forth in Appendix A hereto;

3. Except as set forth in paragraph 4 below, BANK OF AMERICA, N.A. used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable Servicing criteria;

4. The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to BANK OF AMERICA, N.A. based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5. BANK OF AMERICA, N.A. has complied, in all material respects, with the applicable servicing criteria as of December 31,2008 and for the Reporting Period with respect to the Platform taken as a whole, except as disclosed in Appendix B;

6. BANK OF AMERICA, N.A. has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2008 and the Reporting Period with respect to the Platform taken as a whole;

7. BANK OF AMERICA, N.A. has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2008 and for the Reporting Period with respect to the Platform taken as a whole; and

8. PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report on BANK OF AMERICA, N.A.'s assessment of compliance with the applicable servicing criteria for the Reporting Period.


February 26, 2009

/s/ Steve Bailey
Steve Bailey
Managing Director
Bank of America, N.A.

/s/ H. Randall Chestnut
H. Randall Chestnut
Senior Vice President
Bank of America, N.A.


(page)


APPENDIX A


                                                                                                          INAPPLICABLE
                                                                        APPLICABLE                        SERVICING
                                 SERVICING CRITERIA                     SERVICING CRITERIA                CRITERIA

                                                                                                                     NOT
                                                                                 Performed         Performed by      performed by
                                                                                 by                subservicer(s)    Bank of
                                                                                 Vendor(s)         or vendor(s)      America, N.A.
                                                                    Performed    for which         for which         or by
                                                                    Directly     Bank of           Bank of           subservicer(s)
                                                                    by           America,          America N.A.      or vendor(s)
                                                                    Bank of      N.A. is the       is NOT the        retained by
                                                                    America,     Responsible       Responsible       Bank of
Reference                             Criteria                      N.A.         Party             Party^1           America, N.A.


                  General Servicing Considerations

1122(d)(1)(i)     Policies and procedures are instituted              X
                  to monitor any performance or other
                  triggers and events of default in
                  accordance with the transaction
                  agreements.

1122(d)(1)(ii)    If any material servicing activities                X
                  are outsourced to third parties, policies
                  and procedures are instituted to monitor
                  the third party's performance and
                  compliance with such servicing
                  activities.

1122(d)(1)(iii)   Any requirements in the transaction                                                                  X
                  agreements to maintain a back-up servicer
                  for the mortgage loans are maintained.

1122(d)(1)(iv)    A fidelity bond and errors and                      X
                  omissions policy is in effect on the
                  party participating in the servicing
                  function throughout the reporting period
                  in the amount of coverage required by and
                  otherwise in accordance with the terms of
                  the transaction agreements.

                  Cash Collection and Administration

1122(d)(2)(i)     Payments on mortgage loans are deposited            X
                  into the appropriate custodial bank
                  accounts and related bank clearing
                  accounts no more than two business days
                  following receipt, or such other number
                  of days specified in the transaction
                  agreements.

1122(d)(2)(ii)    Disbursements made via wire transfer on             X^i          X^ii
                  behalf of an obligor or to an investor are
                  made only by authorized personnel.

1122(d)(2)(iii)   Advances of funds or guarantees                     X
                  regarding collections, cash flows or
                  distributions, and any interest or other
                  fees charged for such advances, are made,
                  reviewed and approved as specified in
                  the transaction agreements.

1122(d)(2)(iv)    The related accounts for the                        X
                  transaction, such as cash reserve
                  accounts or accounts established as a
                  form of overcollateralization, are
                  separately maintained (e.g., with respect
                  to commingling of cash) as set forth in
                  the transaction agreements.

1122(d)(2)(v)     Each custodial account is maintained at             X
                  a federally insured depository
                  institution as set forth in the
                  transaction agreements. For purposes of
                  this criterion, "federally insured
                  depository institution" with respect to a
                  foreign financial institution means a
                  foreign financial institution that meets
                  the requirements of Rule 13k-1(b)(1) of the
                  Securities Exchange Act.

1122(d)(2)(vi)    Unissued checks are safeguarded so as               X
                  to prevent unauthorized access.


                                                                                                          INAPPLICABLE
                                                                        APPLICABLE                        SERVICING
                                 SERVICING CRITERIA                     SERVICING CRITERIA                CRITERIA

                                                                                                                     NOT
                                                                                 Performed         Performed by      performed by
                                                                                 by                subservicer(s)    Bank of
                                                                                 Vendor(s)         or vendor(s)      America, N.A.
                                                                    Performed    for which         for which         or by
                                                                    Directly     Bank of           Bank of           subservicer(s)
                                                                    by           America,          America N.A.      or vendor(s)
                                                                    Bank of      N.A. is the       is NOT the        retained by
                                                                    America,     Responsible       Responsible       Bank of
Reference                             Criteria                      N.A.         Party             Party^1           America, N.A.


1122(d)(2)(vii)   Reconciliations are prepared on a                   X
                  monthly basis for all asset-backed
                  securities related bank accounts,
                  including custodial accounts and related
                  bank clearing accounts. These
                  reconciliations are (A) mathematically
                  accurate; (B) prepared within 30
                  calendar days after the bank statement
                  cutoff date, or such other number of days
                  specified in the transaction agreements;
                  (C) reviewed and approved by someone
                  other than the person who prepared the
                  reconciliation; and (D) contain
                  explanations for reconciling items.
                  These reconciling items are resolved
                  within 90 calendar days of their original
                  identification, or such other number of
                  days specified in the transaction
                  agreements.

                  Investor Remittances and Reporting

1122(d)(3)(i)     Reports to investors, including those               X^iii
                  to be filed with the Commission, are
                  maintained in accordance with the
                  transaction agreements and applicable
                  Commission requirements. Specifically,
                  such reports (A) are prepared in
                  accordance with timeframes and other
                  terms set forth in the transaction
                  agreements; (B) provide information
                  calculated in accordance with the terms
                  specified in the transaction agreements;
                  (C) are filed with the Commission as
                  required by its rules and regulations;
                  and (D) agree with the investors' or the
                  trustee's records as to the total unpaid
                  principal balance and number of mortgage
                  loans serviced by the Servicer.

1122(d)(3)(ii)    Amounts due to investors are allocated              X^iv
                  and remitted in accordance with
                  timeframes, distribution priority and
                  other terms set forth in the transaction
                  agreements.

1122(d)(3)(iii)   Disbursements made to an investor are               X
                  posted within two business days to the
                  Servicer's investor records, or such other
                  number of days specified in the transaction
                  agreements.

1122(d)(3)(iv)    Amounts remitted to investors per the               X
                  investor reports agree with cancelled
                  checks, or other form of payment, on
                  custodial bank statements.

                  Pool Asset Administration

1122(d)(4)(i)     Collateral or security on mortgage                  X
                  loans is maintained as required by the
                  transaction agreements or related
                  mortgage loan documents.

1122(d)(4)(ii)    Mortgage loan and related documents are             X
                  safeguarded as required by the
                  transaction agreements.

1122(d)(4)(iii)   Any additions, removals, or substitutions           X
                  to the asset pool are made, reviewed and
                  approved in accordance with any conditions
                  or requirements in the transaction
                  agreements.

1122(d)(4)(iv)    Payments on mortgage loans, including any           X^v          X^vi
                  payoffs, made in accordance with the related
                  mortgage loan documents are posted to the
                  Servicer's obligor records maintained no
                  more than two business days after
                  receipt, or such other number of days
                  specified in the transaction agreements,
                  and allocated to principal, interest or
                  other items (e.g., escrow) in accordance
                  with the related mortgage loan documents.

1122(d)(4)(v)     The Servicer's records regarding the                X
                  mortgage loans agree with the Servicer's
                  records with respect to an obligor's
                  unpaid principal balance.

1122(d)(4)(vi)    Changes with respect to the terms or                X
                  status of an obligor's mortgage loans
                  (e.g., loan modifications or re-agings)
                  are made, reviewed and approved by
                  authorized personnel in accordance with the
                  transaction agreements and related pool
                  asset documents.


                                                                                                          INAPPLICABLE
                                                                        APPLICABLE                        SERVICING
                                 SERVICING CRITERIA                     SERVICING CRITERIA                CRITERIA

                                                                                                                     NOT
                                                                                 Performed         Performed by      performed by
                                                                                 by                subservicer(s)    Bank of
                                                                                 Vendor(s)         or vendor(s)      America, N.A.
                                                                    Performed    for which         for which         or by
                                                                    Directly     Bank of           Bank of           subservicer(s)
                                                                    by           America,          America N.A.      or vendor(s)
                                                                    Bank of      N.A. is the       is NOT the        retained by
                                                                    America,     Responsible       Responsible       Bank of
Reference                             Criteria                      N.A.         Party             Party^1           America, N.A.


1122(d)(4)(vii)   Loss mitigation or recovery actions                 X^vii
                  (e.g., forbearance plans, modifications
                  and deeds in lieu of foreclosure,
                  foreclosures and repossessions, as
                  applicable) are initiated, conducted and
                  concluded in accordance with
                  the timeframes or other requirements
                  established by the transaction
                  agreements.

1122(d)(4)(viii)  Records documenting collection efforts              X
                  are maintained during the period a mortgage
                  loan is delinquent in accordance with
                  the transaction agreements. Such records
                  are maintained on at least a monthly
                  basis, or such other period specified in
                  the transaction agreements, and describe
                  the entity's activities in monitoring
                  delinquent mortgage loans including, for
                  example, phone calls, letters and
                  payment rescheduling plans in cases where
                  delinquency is deemed temporary (e.g.,
                  illness or unemployment).

1122(d)(4)(ix)    Adjustments to interest rates or rates              X
                  of return for mortgage loans with variable
                  rates are computed based on the related
                  mortgage loan documents.

1122(d)(4)(x)     Regarding any funds held in trust for               X
                  an obligor (such as escrow accounts): (A)
                  such funds are analyzed, in accordance
                  with the obligor's mortgage loan documents,
                  on at least an annual basis, or such
                  other period specified in the transaction
                  agreements; (B) interest on such funds is
                  paid, or credited, to obligors in
                  accordance with applicable mortgage loan
                  documents and state laws; and (C) such
                  funds are returned to the obligor within
                  30 calendar days of full repayment of the
                  related mortgage loans, or such other
                  number of days specified in the
                  transaction agreements.

1122(d)(4)(xi)    Payments made on behalf of an obligor               X^viii       X^ix
                  (such as tax or insurance payments) are
                  made on or before the related penalty or
                  expiration dates, as indicated on the
                  appropriate bills or notices for such
                  payments, provided that such support has
                  been received by the Servicer at least 30
                  calendar days prior to these dates, or
                  such other number of days specified in
                  the transaction agreements.

1122(d)(4)(xii)   Any late payment penalties in connection            X^x          X^xi
                  with any payment to be made on behalf of
                  an obligor are paid from the Servicer's
                  funds and not charged to the obligor,
                  unless the late payment was due to the
                  obligor's error or omission.

1122(d)(4)(xiii)  Disbursements made on behalf of an                  X^xii        X^xiii
                  obligor are posted within two business
                  days to the obligor's records maintained
                  by the Servicer, or such other number of
                  days specified in the transaction
                  agreements.

1122(d)(4)(xiv)   Delinquencies, charge-offs and                      X
                  uncollectible accounts are recognized
                  and recorded in accordance with the
                  transaction agreements.

1122(d)(4)(xv)    Any external enhancement or other                   X
                  support, identified in Item
                  1114(a)(1) through (3) or Item 1115 of
                  Regulation AB, is maintained as set
                  forth in the transaction agreements.



i     Bank of America, N.A. under criterion 1122(d)(2)(ii) makes authorized disbursements on behalf of an obligor for escrowed amounts and to investors for their disbursements except for specific, limited instances the tax monitoring vendors make disbursements on behalf of an obligor.

ii    Under criterion 1122(d)(2)(ii), in specific, limited instances the tax monitoring vendors make disbursements on behalf of an obligor.

iii   Criterion under 1122(d)(3)(i)(B) are performed either by Bank of America, N.A. or another participant in the servicing function as described in the transaction agreements. Criterion under 1122(d)(3)(i)(A), (C) and (D) are performed by another party participating in the servicing function as described in the transaction agreements.

iv    Under criterion 1122(d)(3)(ii) remittances may be made either directly to the investor by Bank of America, N.A. or another participant in the servicing function as described in the transaction agreements. Another party participating in the servicing function is responsible for allocations and distribution priorities as described in the transaction agreements.

v     Bank of America, N.A. performs the entire criterion 1122(d)(4)(iv) except for the lockbox function, which is a specific, limited activity performed by a vendor.

vi    A vendor performs only the lockbox function for criterion 1122(d)(4)(iv).

vii   In the absence of specific investor/insurer timeframe standards, the Company generally services loans in accordance with
      Fannie Mae guidelines which are generally considered to be accepted industry standard. Timelines for the initiation and/or completion of recovery actions or loss mitigation activities may be impacted by circumstances outside of the Company's control
      (including bankruptcy, probate or other legal proceedings, skip trace issues, title issues, natural or man-made disasters or government seizures), and timelines for the initiation and/or completion of foreclosures may also be impacted by the foregoing or by other circumstances outside of the Company's control (including loss mitigation actions consistent with Fannie Mae guidelines, sheriff delays, court delays or foreclosure moratoriums). In assessing its compliance with criterion
      1122(d)(4)(vii), the Company does not consider initiation and/or completion delays due to these situations to be instances of non-compliance.

viii  Bank of America, N.A. performs all of the functions under criterion 1122(d)(4)(xi) except for specific, limited tax and insurance monitoring and disbursement activity performed by vendors.

ix    A vendor performs specific, limited tax and insurance monitoring and disbursement functions for criterion 1122(d)(4)(xi).

x     Bank of America, N.A. performs all of the functions under criterion 1122(d)(4)(xii) except for specific, limited tax and insurance monitoring and disbursement activity performed by vendors.

xi    A vendor performs specific, limited tax and insurance monitoring and disbursement functions for criterion 1122(d)(4)(xii).

xii   Bank of America, N.A. performs all of the functions under criterion 1122(d)(4)(xiii) except for specific, limited tax and insurance monitoring and disbursement activity performed by vendors.

xiii  A vendor performs specific, limited tax and insurance monitoring and disbursement functions for criterion 1122(d)(4)(xiii).




(page)


APPENDIX B

1. The servicer has assessed its compliance with the Applicable Servicing Criteria as of and for the year ended December 31, 2008, and has concluded that it has complied, in all material respects, with the Applicable Servicing Criteria with respect to the Platform taken as a whole, except as discussed below:

   1122 (d)(4)(vii) - Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

   Certain foreclosures were not initiated in accordance with the timeframes established by the transaction agreements.

2. The servicer has implemented the following remediation plan:

   The servicer has increased staff and enhanced its procedures and controls in an effort to ensure timely initiation of foreclosure actions.

   * The Report of Independent Registered Public Accounting Firm covers only paragraph 1 of this Appendix B.